UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

NOTOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Mural Street, Suite 600 Richmond Hill, Ontario, Canada	L4B 3G2
(Address of principal executive offices)	(Zip Code)

(519) 421-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On December 27, 2018, the holders of 68.91% of the issued and outstanding exchangeable preferred shares of 1894632 Ontario Inc. (“Subco”), a wholly owned subsidiary of Notox Texhnologies Corp. (the “Company”), approved a change to the rights, privileges, restrictions and conditions attached to such shares by consent in writing in order to delete the “December 31, 2018” date in section 5(b) and replace it with “December 31, 2020”. This date represents the date on which all restrictions attached to the preferred shares will automatically expire unless extended by the approval of the holders thereof, and effectively means that those shares cannot be exchanged into shares of the Company’s common stock for an additional 24 months, subject to certain limited exceptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2019	NOTOX TECHNOLOGIES CORP.

	By:	/s/ John Marmora
John Marmora
President, Chief Financial Officer, Secretary, Treasurer, Director